EXHIBIT 4.106
                                                                   -------------



                                 AMENDMENT NO. 8
                           TO SERIES 2000-1 SUPPLEMENT
                          Dated as of December 10, 2003

          This AMENDMENT NO. 8 TO SERIES 2000-1 SUPPLEMENT, dated as of December 10, 2003 (this "Amendment") is between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation (the "Trustee"), Credit Suisse First Boston, Cayman Islands Branch, as the Series 2000-1 Letter of Credit Provider ("CSFB"), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("Scotia"), ABN AMRO Bank N.V. in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("ABN"), and Dresdner Bank AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("Dresdner"; Scotia, ABN and Dresdner are collectively referred to herein as the "Series 2000-1 Noteholders").

                                    RECITALS:

          A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to the Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002, by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002, by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002, by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; and by that certain Amendment No. 7 to Series 2000-1 Supplement, dated as of March 18, 2003 (the "Supplement").

          B. The parties hereto wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree as follows:

          a. The definition for "Series 2000-1 Termination Date" is hereby amended in its entirety to read as follows:

               "Series 2000-1 Termination Date" means the Expiration Date (as such term is defined in the Series 2000-1 Note Purchase Agreement), as such date may be extended from time to time in accordance with the Series 2000-1 Note Purchase Agreement.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 and Section 11.2(ii) of the Base Indenture, the Supplement may be amended to extend the due date for the Series 2000-1 Notes if such amendment is in writing and consented to by the Trustee, RCFC, the Servicers, the Series 2000-1 Letter of Credit Provider and each affected Series 2000-1 Noteholder.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RCFC
                                        ----

                                        RENTAL CAR FINANCE CORP.


                                        By:  ___________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer


                                        TRUSTEE
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           formerly known as Bankers Trust
                                           Company


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        SERVICERS
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By:  ___________________________________
                                             Pamela S. Peck
                                             Treasurer


                                        DTG OPERATIONS, INC., formerly known as
                                           Dollar Rent A Car Systems, Inc.


                                        By:  ___________________________________
                                             Pamela S. Peck
                                             Treasurer

                                        SERIES 2000-1 LETTER OF CREDIT PROVIDER
                                        ---------------------------------------

                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                           ISLANDS BRANCH


                                        By:  ___________________________________
                                             Name:
                                             Title:




                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        MANAGING AGENTS AND SERIES 2000-1
                                        ---------------------------------
                                        NOTEHOLDERS
                                        -----------

                                        ABN AMRO BANK N.V.


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        THE BANK OF NOVA SCOTIA


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        DRESDNER BANK AG


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                      S-2